UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2013

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement with XPO Logistics, Inc.

On December 10, 2013, Landstar System Holdings, Inc., a Delaware corporation (“LSH”) and a direct, wholly owned subsidiary of Landstar System, Inc. (the “Company”), and Landstar Supply Chain Solutions, Inc. (“LSCS”), a Delaware corporation and a direct, wholly owned subsidiary of LSH, entered into an agreement (the “XPO Agreement”) with XPO Logistics, Inc., a Delaware corporation (“XPO” or “Buyer”), to sell all of the issued and outstanding equity interests of LSCS to XPO (the “Transaction”). Pursuant to the XPO Agreement, Buyer will pay a purchase price of $87 million in cash (the “Purchase Price”) as consideration for its acquisition of LSCS. The Purchase Price is subject to adjustment, including decrease by the amount of Closing Date Indebtedness, and increase or decrease, as the case may be, by the Working Capital Adjustment Amount, if any, as those terms are defined in and calculated under the XPO Agreement.

The XPO Agreement contains customary representations, warranties and covenants by the respective parties, including certain covenants by LSH and Buyer with respect to the non-solicitation and non-hiring of the other’s employees and, in the case of Buyer, the non-solicitation, non-hiring and non-engagement of independent commission sales agents who have entered into contractual arrangements with LSH and are responsible for locating and making freight available to LSH’s capacity providers, in each case, subject to the terms of the XPO Agreement. Subject to the prior satisfaction or waiver of all conditions to closing under the XPO Agreement, the closing of the Transaction (the “Closing”) is expected to occur prior to January 31, 2014. Each party’s obligations to consummate the Transaction is subject to customary conditions as set out therein, including, among others, (i) subject to certain exceptions, the accuracy of the representations and warranties made to it by the other parties; (ii) the performance or compliance in all material respects by the other parties with their respective covenants and obligations under the XPO Agreement; (iii) in the case of Buyer, the absence of a Material Adverse Effect, as defined in the XPO Agreement; (iv) regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other approval or review required under applicable law; and (v) the absence of a legal impediment to the consummation of the Transaction. The XPO Agreement contains indemnification obligations of each party with respect to breaches of their representations, warranties, covenants and agreements, and certain other designated matters. The XPO Agreement also provides that, at the Closing, LSCS and LSH will enter into an ancillary agreement providing for certain transition services to be provided to XPO and/or LSCS by LSH, on the one hand, and to LSH by XPO and/or LSCS, on the other hand.

The XPO Agreement may be terminated at any time prior to the Closing: (i) by mutual agreement of Buyer and LSH; (ii) subject to certain exceptions, by Buyer, on the one hand, or LSH, on the other hand if there has been a breach of any representation, warranty, covenant or other agreement made by LSH or LSCS, on the one hand, or Buyer, on the other hand, or any such representation and warranty has become untrue or inaccurate following the date of the XPO Agreement, and such breach, untruth or inaccuracy is not cured within 15 days after written notice of termination is received by the non-terminating party and would reasonably be expected to result in the conditions set forth in clauses (i) or (ii) of the preceding paragraph not to be satisfied as of the Closing; (iii) by either Buyer or LSH, if the Closing has not occurred on or prior to January 31, 2014 for any reason other than delay or non-performance of the terminating party; and (iv) as otherwise provided by the terms of the XPO Agreement.

The representations and warranties in the XPO Agreement are made solely for the benefit of the party thereto to whom such representations and warranties are made. These representations and warranties may be subject to important qualifications and limitations agreed to by the parties, including qualification by information set forth in disclosure schedules to the XPO Agreement. The XPO Agreement is included with this filing only to provide investors with information regarding the terms of the XPO Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses. In addition, the foregoing description of the terms of the XPO Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the XPO Agreement, a copy of which is attached as Exhibit 2.1 hereto, which is incorporated into this report by reference.

Item 8.01 Other Events.

Special Dividend and Increase of Authorized Share Buyback

In connection with the Transaction, on December 11, 2013, the Company also announced that its board of directors declared, a special one-time cash dividend of $0.35 per share to holders of its common stock (the “Special Dividend”) and increased the number of shares of the Company’s common stock that the Company is authorized to purchase from time to time on the open market or otherwise to three million shares. This Special Dividend will be payable on January 16, 2014 to stockholders of record as of the close of business on December 27, 2013.

Press Release

A press release announcing entry into the XPO Agreement and the Special Dividend was issued by the Company on December 11, 2013, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this Current Report on Form 8-K that are not based on historical facts are “forward-looking statements.” This Current Report on Form 8-K contains forward-looking statements, such as statements which relate to the Company’s plans and expectations. Terms such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; substantial industry competition; disruptions or failures in our computer systems; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; catastrophic loss of a Company facility; acquired businesses; intellectual property; and other operational, financial or legal risks or uncertainties detailed in the Company’s Form 10-K for the 2012 fiscal year (described in Item 1A “Risk Factors”), the Company’s Form 10-Q filed on November 1, 2013 or in the Company’s other Securities and Exchange Commission filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Exhibits.

Exhibits

Exhibit 2.1*         Stock Purchase Agreement, dated as of December 10, 2013, by and among XPO Logistics, Inc., Landstar Supply Chain Solutions, Inc. and Landstar System Holdings, Inc.

Exhibit 99.1         Press Release of Landstar System, Inc., dated December 11, 2013.

*	Exhibits and schedules to the XPO Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K, although the Company will furnish a supplemental copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: December 12, 2013	By:	/s/ James B. Gattoni
		Name:	James B. Gattoni
		Title:	Executive Vice President and Chief Financial Officer